Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Fourth Quarter and Fiscal Year 2014

Fourth Quarter Highlights

•	Revenue of $11.5 million

•	GAAP net loss of $(10.4) million, or $(0.07) per share

•	Ending cash, cash equivalents and short-term investments of $15.7 million

FREMONT, Calif., Jan 22, 2015 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the connected home, today announced its financial results for the fourth quarter and fiscal year of 2014, ended December 28, 2014.

“We achieved fourth quarter revenue of $11.5 million, within our guidance, with a GAAP gross profit of 49%, which was above our guidance,” said Dennis Bencala, CFO of Ikanos. “During the fourth quarter, we continued to manage our business and cash position, with operating expenses of $15.7 million, and we completed a private equity placement of $16.3 million, which contributed to our cash and short-term investments totaling $15.7 million at year-end.”

“I’m pleased with our financial performance in the fourth quarter, with the revenue at the high end of our guidance and gross profits beating our guidance,” said Omid Tahernia, president and CEO of Ikanos. “We continue to see positive design win momentum and market interest across the board, particularly for our inSIGHT software suite and the Vx500 gateway processor family. With an increasing number of design wins and inSIGHT field trials, our expanding ultra-broadband partnerships, and the significant potential associated with our gigabit strategy, I am encouraged by our momentum going into 2015 and beyond.”

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. These financial results are unaudited and may require certain adjustments that will be reflected in Ikanos’ Annual Report on Form 10-K for the year ended December 28, 2014. These adjustments may include (a) retroactive application of a previously announced reverse stock split, if effected, which will impact all share and share-related amounts including the weighted average shares and related earnings-per-share calculations within the condensed consolidated statements of operations and the earnings-per-share guidance provided below; and (b) a reclassification between prepaid expenses and stockholders’ equity within the condensed consolidated balance sheet as of December 28, 2014, as a result of the allocation of expenses recognized as issuance costs upon the completion of the rights offering, which is expected to be completed on January 30, 2015.

Non-GAAP net income (loss), non-GAAP gross profits and non-GAAP operating expenses, where applicable, exclude the income statement effects of stock-based compensation and the amortization of intangible assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis, as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Fourth Quarter 2014 Results

Revenue for the fourth quarter of 2014 was $11.5 million, compared to revenue of $17.6 million for the fourth quarter of 2013 and revenue of $11.1 million for the third quarter of 2014. GAAP gross profit for the fourth quarter of 2014 was 49%, compared to GAAP gross profit of 50% for the fourth quarter of 2013 and GAAP gross profit of 44% for the third quarter of 2014.

Non-GAAP gross profit for the fourth quarter of 2014 was 50%, compared to non-GAAP gross profit of 51% for the fourth quarter of 2013 and 45% for the third quarter of 2014.

GAAP operating expenses for the fourth quarter of 2014 were $15.7 million, compared to operating expenses of $17.1 million for the fourth quarter of 2013 and operating expenses of $14.8 million for the third quarter of 2014.

Non-GAAP operating expenses for the fourth quarter of 2014 were $14.7 million, compared to non-GAAP operating expenses of $16.2 million for the fourth quarter of 2013 and non-GAAP operating expenses of $13.9 million for the third quarter of 2014.

GAAP net loss for the fourth quarter of 2014 was $(10.4) million, or a loss of $(0.07) per share on 139.2 million weighted average shares outstanding, compared to a GAAP net loss of $(8.6) million, or $(0.10) per share on 85.6 million weighted average shares outstanding, for the fourth quarter of 2013 and a GAAP net loss of $(10.3) million, or $(0.10) per share on 99.3 million weighted shares outstanding, for the third quarter of 2014.

Non-GAAP net loss for the fourth quarter of 2014 was $(9.3) million, or a loss of $(0.07) per share on 139.2 million weighted average shares outstanding, compared to a non-GAAP net loss of $(7.6) million, or $(0.09) per share on 85.6 million weighted average shares outstanding, for the fourth quarter of 2013 and a non-GAAP loss of $(9.3) million, or $(0.09) per share on 99.3 million weighted average shares outstanding, for the third quarter of 2014.

Cash and cash equivalents and short-term investments at year-end were $15.7 million, compared to $6.7 million at the end of the third quarter of 2014. Year-end cash included proceeds from our September 29 private equity placement of $16.3 million. Additionally, at year-end, inventory was $2.0 million, compared to $0.9 million at the end of the third quarter of 2014. Current liabilities at year-end were $22.4 million, compared to $16.7 million at the end of the third quarter of 2014. For both the fourth quarter and third quarter of 2014, current liabilities included an accounts receivable-backed revolving line of credit advance of $10.8 million and $4.9 million, respectively.

For more complete information regarding our fourth quarter and fiscal year 2014 results please see the attached financial schedules.

Outlook

Revenue is expected to be between $10.0 million and $12.0 million for the first quarter of 2015.

GAAP gross profit for the first quarter of 2015 is expected to be between 46% and 48%. Non-GAAP gross profit is expected to be between 47% and 49% for the first quarter of 2015. GAAP operating expenses for the first quarter of 2015 are expected to be in the range of $15.5 million to $16.5 million. Non-GAAP operating expenses are expected to be in the range of $14.5 million to $15.5 million for the first quarter of 2015. GAAP net loss for the first quarter of 2015 is expected to be in the range of approximately $(9.9) million to $(12.1) million, or a GAAP loss per share of $(0.07) to $(0.09). Non-GAAP net loss is expected to be in the range of approximately $(8.8) million to $(11.0) million, or a non-GAAP loss per share of $(0.06) to $(0.08).

Fourth Quarter Conference Call

Management will review the fourth quarter financial results and its expectations for subsequent periods at a conference call on January 22, 2015 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (888) 505-4368 or (719) 785-1765 and enter conference ID 3739087. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until April 22, 2015 by dialing (888) 203-1112 or (719) 457-0820 and entering conference ID 3739087.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the connected home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2015 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos and the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, inSIGHT, Neos, Ikanos Velocity, and Ikanos NodeScale are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to future events with respect to our business, including fourth quarter and fiscal year 2014 and future financial results, and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” and similar statements of a future or forward-looking nature identify forward-looking statements.

Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following: our ability to achieve the anticipated benefits of our collaboration with Alcatel-Lucent; that new designs and design wins will result in sales of our products at the levels anticipated, or at all; new product revenue momentum may not materialize at the rate anticipated, or at all; the transition to new products will take longer than anticipated; our ability to manage operating expenses will be less successful than anticipated and not result in the cost reductions expected; the revenue generated by our mature products will decline at a rate greater than anticipated; that our carrier trials will be successful and, if successful, will eventually result in field trials or market deployments; that the delays in new customer product ramps will continue longer than anticipated; that the rate of acceptance of our new and future products, including our G.fast products, by our customers and telecommunications service providers, may be lower than anticipated; our ability to complete future products, including our G.fast products, when anticipated or at all; that the unfavorable trends in certain maturing markets, such as Japan and Korea, will continue longer than anticipated; that our design win pipeline will continue to expand as anticipated; macroeconomic or other conditions which may cause our customers to defer purchasing plans or cancel any purchasing plans altogether despite successful design wins or successful field trials; the continued demand by telecommunications service providers for our specific xDSL semiconductor products; our ability to continue to effectively manage our business, operating expenses, and cash position; the effect of closing adjustments on reported financial results; the failure of telecommunications service providers to implement deployment plans on schedule, or at all; our ability to generate demand and close transactions for the sale of our products; competition in the markets in which we operate; and the fact that the products we sell may not satisfy shifting customer demand or compete successfully with our competitors’ products. For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Quarterly Report on Form 10-Q for the quarter ended September 28, 2014 filed on November 10, 2014.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Revenue	$11,517	$17,582	$48,364	$79,749
Cost of revenue	5,886	8,806	25,324	39,078

Gross profit	5,631	8,776	23,040	40,671

Operating expenses:
Research and development	11,218	12,503	48,124	51,075
Selling, general and administrative	4,463	4,589	17,389	18,816

Total operating expenses	15,681	17,092	65,513	69,891

Loss from operations	(10,050)	(8,316)	(42,473)	(29,220)
Interest and other income (expense), net	(239)	(71)	(246)	(578)

Loss before income taxes	(10,289)	(8,387)	(42,719)	(29,798)
Provision for income taxes	121	246	606	589

Net loss	$(10,410)	$(8,633)	$(43,325)	$(30,387)

Net loss per share
Basic and diluted	$(0.07)	$(0.10)	$(0.40)	$(0.41)

Weighted average number of shares
Basic and diluted	139,175	85,648	109,078	74,726

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	December 28, 2014	September 28, 2014	December 29, 2013
Revenue	$11,517	$11,079	$17,582
Cost of revenue	5,886	6,227	8,806

Gross profit	5,631	4,852	8,776

Operating expenses:
Research and development	11,218	10,822	12,503
Selling, general and administrative	4,463	4,000	4,589

Total operating expenses	15,681	14,822	17,092

Loss from operations	(10,050)	(9,970)	(8,316)
Interest and other income (expense), net	(239)	(120)	(71)

Loss before income taxes	(10,289)	(10,090)	(8,387)
Provision for income taxes	121	190	246

Net loss	$(10,410)	$(10,280)	$(8,633)

Basic and diluted net loss per share	$(0.07)	$(0.10)	$(0.10)

Weighted average outstanding shares:
Basic and diluted	139,175	99,284	85,648

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 28, 2014				Three Months Ended December 29, 2013
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$11,517	$—		$11,517	$17,582	$—		$17,582
Cost of revenue	5,886	(5	) (a)	5,761	8,806	(2	) (a)	8,684
		(120	) (b)			(120	) (b)

Gross profit	5,631	(125)		5,756	8,776	(122)		8,898

Operating expenses:
Research and development	11,218	(608	) (a)	10,610	12,503	(640	) (a)	11,863

Selling, general and administrative	4,463	(375	) (a)	4,088	4,589	(281	) (a)	4,308

Total operating expenses	15,681	(983)		14,698	17,092	(921)		16,171

Loss from operations	(10,050)	1,108		(8,942)	(8,316)	1,043		(7,273)
Interest and other income (expense), net	(239)	—		(239)	(71)	—		(71)

Loss before income taxes	(10,289)	1,108		(9,181)	(8,387)	1,043		(7,344)
Provision for income taxes	121	—		121	246	—		246

Net loss	$(10,410)	$1,108		$(9,302)	$(8,633)	$1,043		$(7,590)

Net loss per share:
Basic and diluted	$(0.07)			$(0.07)	$(0.10)			$(0.09)

Weighted average outstanding shares:
Basic and diluted	139,175			139,175	85,648			85,648

Notes:						Three Months Ended
						December 28, 2014		December 29, 2013
(a) Stock-based compensation						$988		$923
(b) Amortization of acquired intangible assets						120		120

Total non-GAAP adjustments						$1,108		$1,043

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 28, 2014
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$11,079	$—		$11,079
Cost of revenue	6,227	(4	) (a)	6,104
		(119	) (b)

Gross profit	4,852	(123)		4,975

Operating expenses:
Research and development	10,822	(531	) (a)	10,291
Selling, general and administrative	4,000	(343	) (a)	3,657

Total operating expenses	14,822	(874)		13,948

Loss from operations	(9,970)	997		(8,973)
Interest and other income (expense), net	(120)	—		(120)

Loss before income taxes	(10,090)	997		(9,093)
Provision for income taxes	190	—		190

Net loss	$(10,280)	$997		$(9,283)

Net loss per share:
Basic and diluted	$(0.10)			$(0.09)

Weighted average outstanding shares:
Basic and diluted	99,284			99,284

Notes:		Three Months Ended September 28, 2014
(a) Stock-based compensation		$878
(b) Amortization of acquired intangible assets		119

Total non-GAAP adjustments		$997

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Twelve Months Ended December 28, 2014				Twelve Months Ended December 29, 2013
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$48,364	$—		$48,364	$79,749	$—		$79,749
Cost of revenue	25,324	(16	) (a)	24,829	39,078	(8	) (a)	38,592
		(479	) (b)			(478	) (b)

Gross profit	23,040	(495)		23,535	40,671	(486)		41,157

Operating expenses:
Research and development	48,124	(2,374	) (a)	45,750	51,075	(2,435	) (a)	48,640
Selling, general and administrative	17,389	(1,390	) (a)	15,999	18,816	(1,130	) (a)	17,353
						(333	) (b)

Total operating expenses	65,513	(3,764)		61,749	69,891	(3,898)		65,993

Loss from operations	(42,473)	4,259		(38,214)	(29,220)	4,384		(24,836)
Interest and other income (expense), net	(246)	—		(246)	(578)	—		(578)

Loss before income taxes	(42,719)	4,259		(38,460)	(29,798)	4,384		(25,414)
Provision for income taxes	606	—		606	589	—		589

Net loss	$(43,325)	$4,259		$(39,066)	$(30,387)	$4,384		$(26,003)

Net loss per share:
Basic and diluted	$(0.40)			$(0.36)	$(0.41)			$(0.35)

Weighted average outstanding shares:
Basic and diluted	109,078			109,078	74,726			74,726

Notes:						Twelve Months Ended
						December 28, 2014		December 29, 2013
(a) Stock-based compensation						$3,780		$3,573
(b) Amortization of acquired intangible assets						479		811

Total non-GAAP adjustments						$4,259		$4,384

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 28, 2014	September 28, 2014	December 29, 2013
Assets
Current assets:
Cash, cash equivalents and short-term investments	$15,691	$6,685	$39,516
Accounts receivable	13,849	11,003	15,892
Inventory	1,964	886	2,017
Prepaid expenses and other current assets	3,682	3,452	3,245

Total current assets	35,186	22,026	60,670
Property and equipment, net	8,581	9,355	8,612
Intangible assets, net	239	358	718
Other assets	2,104	1,976	1,952

	$46,110	$33,715	$71,952

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$10,841	$4,937	$12,000
Accounts payable	5,054	4,116	4,692
Accrued liabilities	6,460	7,679	8,232

Total current liabilities	22,355	16,732	24,924
Other liabilities	1,740	1,337	1,637

Total liabilities	24,095	18,069	26,561
Stockholders’ equity	22,015	15,646	45,391

	$46,110	$33,715	$71,952